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                                                                   Exhibit 10.11

                            COMMERCIAL LEASE

            THIS AGREEMENT made and entered into this 8th day of March, 1989, by and between ROBERT J. CHANEY, MARY CHARLOTTE CHANEY, and ROBERT J. CHANEY, as Trustee under the Last Will and Testament of James A. Chaney (hereinafter collectively referred to as "Landlord") and NEBRASKA BOOK CO., INC., a Kansas Corporation, (hereinafter referred to as "Tenant").

            WHEREAS, the Landlord is the owner of certain land and improvements (hereinafter sometimes referred to as the "Demised Premises") located at 4500 College Avenue, College Park, Maryland 20740; and

            WHEREAS, the Landlord is desirous of leasing the Demised Premises to the Tenant upon the terms and conditions hereinafter provided, and the Tenant is desirous of leasing the Demised Premises from the Landlord upon the terms and conditions hereinafter provided;

            NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, and for other good an valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, it is agreed as follows:

                           W I T N E S S E T H

            1. Leased Premises. The Landlord hereby leases to the Tenant and the Tenant accepts from the Landlord "As Is" the premises known as 4500 College Avenue, College Park, Maryland 20740, more particularly described as follows:

            Being all of the Lots Numbered ONE (1) through TEN (10) both inclusive, in Block Number TWENTY-NINE (29), of the Subdivision known as "JOHNSON & CURRIDEN'S SUBDIVISION OF COLLEGE PARK", Prince George's County, Maryland, as per plat thereof duly recorded among the Land Records of said County in Liber J.W.B. No. 5 at folio 478, and re-recorded in Plat Book "A", at folio 50 of the Plat Records of said County, together with all improvements now located thereon.

            2. Term. This Lease shall continue in force for a term of sixteen
(16) years and seven (7) months commencing on March 1, 1989 ("Commencement Date"), and ending on September 30, 2005, unless sooner terminated as herein provided.

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            3. Rent.

                  (a) The Tenant covenants to pay an Annual Minimum Rent for the Demised Premises of One Hundred Thousand Dollars ($100,000.00) payable in advance in successive monthly installments of Eight Thousand Three Hundred Thirty-Three Dollars and Thirty-Three Cents ($8,333.33) each, on the first day of each and every calendar month from March 1, 1989 through September 30, 1990, without any set-off, counterclaim or deduction whatsoever and without any prior demand being made therefor. Beginning on October 1, 1990, the Tenant covenants to pay an Annual Minimum Rent for the Demised Premises of One Hundred Fifty Thousand Dollars ($150,000.00) payable in advance in successive monthly installments of Twelve Thousand Five Hundred Dollars ($12,500.00) each, on the first day of each and every calendar month during the term of this Lease, without any set-off, counterclaim or deduction whatsoever and without any prior demand being made therefor.

                  (b) All payments of rent shall be made in cash or by check payable to Robert J. Chaney, 3912 Calverton Drive, Hyattsville, Maryland 20782, or to such other person or place as may be designated by notice in writing from Landlord to Tenant from time to time.

                  (c) No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installments of rent herein stipulated shall be deemed to be other than on account of the earlier stipulated rent nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed as accord and satisfaction. Landlord may accept such check for payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease.

                  (d) Any monthly installment of basic rent not paid within ten
(10) days of the due date shall be subject to a late charge of ten percent (10%) per month. All other rent and all other payments becoming due hereunder (including additional rent) shall bear interest at the rate of ten percent (10%) per annum after the first calendar day following the date when the same shall become due and payable.

            4. Cost of Living Adjustment.

                  (a) Beginning with the lease year commencing on October 1, 1991 (the first adjustment will be made as of October 1, 1991), the Annual Minimum Rent set forth above shall be increased by the Cost of Living Adjustment set forth below. The term "lease year" as used herein shall mean any twelve (12) month period beginning on October 1 and ending on September 30 of the following year, or any fraction thereof if this lease shall be terminated other than on September 30. The result reached thereby shall be paid by the Tenant as Annual Minimum Rent for and during said lease year in lieu of the Annual Minimum Rent paid in the lease year


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immediate prior thereto; provided, however, that the amount payable by Tenant under this Lease as Annual Minimum Rent for any lease year shall not be less than the Annual Minimum Rent payable in the lease year immediately prior thereto. As more specifically set forth below, this adjustment shall be based on fifty percent (50%) of the change in the Index now known as "United States Bureau of Labor Statistics, Consumer Price Index, for Urban Wage Earners and Clerical Workers", all items, Washington, D.C. Standard Metropolitan Statistical Area Average (1982-84 = 100.00), hereinafter referred to as the "Index", and any revisions of that Index. If such Index shall be discontinued, with no successor or comparable successor Index, the Landlord shall, in its reasonable discretion, stipulate a substitute formula.

                  (b) The Cost of Living Adjustment shall be accomplished by multiplying the Annual Minimum Rent for the lease year immediately prior to the lease year for which such annual adjustment is to be made by a fraction, the numerator of which fraction shall be the most recently published monthly Index immediately preceding the first day of the lease year for which such annual adjustment is to be made, and the denominator of which fraction shall be the corresponding monthly Index preceding the first day of the lease year immediately prior thereto; the Annual Minimum Rent for the proceeding twelve
(12) months is then subtracted from this amount to determine the Cost of Living Adjustment. Fifty percent (50%) of this Cost of Living Adjustment shall then be added to the prior Annual Minimum Rent to determine the new Annual Minimum Rent.

                  (c) The resulting new Annual Minimum Rent shall be payable in twelve (12) equal monthly installments on the first day of each month of the applicable lease year until again adjusted.

            5. Taxes.

                  (a) Beginning on March 1, 1989, the Tenant shall be responsible for all real estate taxes levied or imposed relative to the Demised Premises and Tenant shall promptly pay all real estate taxes. For purposes of this Paragraph five (5), the term "real estate taxes" shall mean all taxes, rates and assessments, general and special, levied or imposed with respect to the building and land related thereto. If the system of real estate taxation shall be altered or varied and any new tax or levy shall be levied or imposed on the building and/or the Landlord in addition to or in substitution for real estate taxes presently levied or imposed on real estate in Prince George's County, Maryland, and including any taxes on rents, then any such new tax or levy shall be included within the term "real estate taxes".

                  (b) If Landlord shall incur any charge or expense on behalf of Tenant under the terms of this Lease, such charge or expense shall be considered additional rents hereunder; in addition to and not in limitation of any other rights and remedies which Landlord may have in case of the failure by Tenant to pay such sums


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when due, such nonpayment shall entitle Landlord to the remedies available to it hereunder for nonpayment of rent.

            6. Use of Premises. It is understood and agreed that the Demised Premises shall be used and occupied by the Tenant as a retail store in a manner that complies with all applicable laws, ordinances, government regulations and all protective covenants and restrictions of record affecting such use.

            7. Payment of Utilities. The Tenant shall pay all charges for electricity, water and sewer charges and all other utilities chargeable to the Demised Premises.

            8. Improvements and Alterations. The Tenant agrees not to make any improvements/alterations in or additions to the Demised Premises without first procuring the Landlord's written consent, said consent shall not be unreasonably withheld. All alterations, additions and improvements, which may be made or installed by the Tenant upon the leased premises, shall, at the termination of the Lease, become the property of the Landlord and shall remain upon and be surrendered with the Demised Premises as a part thereof, without disturbance, at the expiration or termination of the term of this Lease, all without compensation or credit to Tenant. If Tenant is not in default, Tenant may remove all trade fixtures at the end of the term, and Tenant shall repair all damage resulting from said removal.

            9. Repairs and Maintenance.

                  (a) Tenant shall, at its own cost and expense, keep the premises in good order and condition. Tenant further agrees and covenants, at its own cost, to repair and maintain the premises, including, but not limited to, the building, parking lot, roof, all structural walls and foundation, plumbing, heating, air conditioning, ventilation, electrical and lighting facilities and equipment, fixtures, walls, ceilings, windows, doors and plate glass.

                  If Tenant fails to make such repairs or replacements promptly after written demand, Landlord may, at its option, make such repairs or replacements without incurring liability for any loss or damages that may accrue to Tenant's property or business by reason thereof, and Tenant shall repay the cost thereof to Landlord on demand as additional rent, with interest at the rate of ten percent (10%) per annum from the date of commencement of said repairs.

                  (b) The Landlord shall not be required to make any improvements or repairs of any kind or character to the Demised Premises during the term of this Lease.

                  (c) At the expiration or termination of the tenancy hereby created, Tenant shall surrender the Demised Premises in good condition, reasonable


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wear and tear excepted, and shall surrender all keys for the Demised Premises to the Landlord at the place then fixed for the payment of rent. Tenant shall remove all its trade fixtures, and any alterations before surrendering the premises as aforesaid and shall repair any damage to the Demised Premises.

            10. Right of First Refusal and Option to Buy.

                  (a) If the Landlord elects to sell the Demised Premises at any time during the term of this Lease Agreement and the Tenant is not in default of any of its obligations under this Lease Agreement, then the Tenant shall have the right of first refusal to purchase the Demised Premises at and for the price and upon the terms and conditions submitted to or offered by any third-party purchaser. If such an offer is procured from, or made to a third-party purchaser, the Landlord shall give written notice to the Tenant of such proposal to sell, the price, terms and conditions of such a sale, and the Tenant shall have thirty (30) days in which to exercise the option herein granted by advising the Landlord in writing within said thirty (30) day period. The Tenant shall have thirty (30) days in which to exercise its right of first refusal, but the time for settlement shall be extended for an additional sixty (60) days with rent and additional rent to be paid until the date of settlement as herein provided. If the Tenant shall fail to exercise said right of first refusal within the said thirty (30) day period, then such failure shall relieve the Landlord from any further liability under this right of first refusal and the Landlord may then proceed to freely sell said property to a third-party purchaser. If the Tenant does not exercise said right of first refusal within the specified time period, the Tenant, upon Landlord's request, will execute an instrument releasing its rights hereunder. This provision is only intended to give the Tenant the right of first refusal to purchase the Demised Premises, nothing herein shall be construed to give the Tenant a fixed priced option to purchase the Demised Premises.

                  (b) If during the term of this Lease Agreement, Robert J. Chaney and Mary Charlotte Chaney shall both become deceased, and if the last to survive Robert J. Chaney and Mary Charlotte Chaney shall have owned thee Demised Premises at the time of their demise, and if the Tenant is not in default with regard to any of its obligations under this Lease Agreement, then upon the death of the later of Robert J. Chaney or Mary Charlotte Chaney, the Tenant shall have an option to purchase the Demised Premises under the following terms and conditions. The Tenant shall give written notice of its intention to exercise this option to the Personal Representative or Executor ("Personal Representative") of the later to die of the owners of the Demised Premises as stated above, within ninety (90) days of the date of death. If the Personal Representative does not receive said written notice within said ninety (90) days after death, then the Tenant shall have no right of purchase under this provision.

            The settlement shall occur within one hundred twenty (120) days from the date that this option is exercised. The Tenant shall pay all settlement costs


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including all taxes and recordation costs. Rent shall be adjusted to the date of settlement.

            The exact purchase price and terms shall be as mutually agreed upon by the Tenant and the Personal Representative. If they are unable to reach such mutual agreement, each party shall appoint a qualified appraiser to determine the value of the property; the value of the property shall be the purchase price. If the two appraisers agree, then they shall render a written report of their opinion and this value shall be the purchase price. If they cannot agree, they shall each render separate written reports and they shall together appoint a third appraiser who shall render a third written report. The fees and costs of the first two appraisers shall be borne by each party for its own appraiser. The costs of the third appraiser shall be equally borne by the parties. The purchase price shall be the value contained in the third appraiser's report, provided, however, that if the value contained therein is more than the first two appraisals, then the higher of the first two appraisals shall govern, and provided further, that if the value contained in the third appraisal is less than the lower of the first two appraisals, then the lower of the first two appraisals shall govern.

            It is clearly understood between the parties executing this Lease Agreement that the aforesaid limited option to purchase only becomes effective upon the death of both Robert J. Chaney and Mary Charlotte Chaney and only if the later to become deceased owned the Demised Property at the time of his/her death. This option to purchase is nontransferable and is granted solely to the Nebraska Book, Co., Inc., or its parent corporation, Lincoln Industries, or any wholly owned subsidiary of Lincoln Industries.

            11. Tenant's Insurance and Indemnification.

                  (a) Tenant agrees that it will indemnify and save Landlord harmless from any and all liabilities, damages, causes of action, suits, claims judgments, costs and expense of any kind (including reasonable attorneys' fees)
(i) relating to or arising from or in connection with the possession, use, occupation, management, repair, maintenance or control of the Demised Premises, or any portion thereof, or (ii) arising from or in connection with any act or omission of Tenant or Tenant's agents, employees or invitees, or (iii) resulting from any default, violation or injury to person or property or loss of life sustained in or about the Demised Premises. To assure such indemnity, Tenant shall carry and keep in full force and effect at all times during the term of this Lease for the protection of Landlord and Tenant herein, public liability insurance with limits of at least Ten Million Dollars ($10,000,000.00) for each accident and One Million Dollars ($1,000,000.00) for each separate injury, and property damage insurance in the amount of five Hundred Thousand Dollars ($500,000.00). Tenant shall also obtain fire insurance on the Demised Premises during the entire term of this Lease in an amount equal to the full replacement value of the property. The Landlord may require the Tenant to acquire greater insurance from time to time but not more than every 24 months. All


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insurance will be through an insurance company acceptable to both Landlord and
Tenant.

                  (b) Said public liability and property damage insurance policies and any other insurance policies carried by Tenant with respect to the Demised Premises, shall (i) be issued in form acceptable to Landlord and Tenant by good and solvent insurance companies qualified to do business in the State of Maryland and reasonably satisfactory to Landlord and Tenant, (ii) be issued in the names of Landlord, Tenant and any other parties in interest from time to time designated in writing by notice from Landlord to Tenant, (iii) be written as primary policy coverage and not contributing with or in excess of any coverage which Landlord may carry; and (iv) contain an express waiver of any right of subrogation by the insurance company against Landlord, if same is available from the insurance company. Neither the issuance of any insurance policy required hereunder, nor the minimum limits specified herein with respect to Tenant's insurance coverage, shall be deemed to limit or restrict in any way Tenant's liability arising under or out of this Lease. On or before the Rent Commencement Date and before any such insurance policy shall expire, Tenant shall deliver to Landlord certificates of insurance for, certified copies of, or duplicate originals of each such public liability and property damage policy or renewal thereof, as the case may be, together with evidence of payment of all applicable premiums. The public liability and property damage insurance policies required to be carried hereunder by or on behalf of Tenant shall provide that unless Landlord shall first have been given ten (10) days' prior written notice thereof (i) such insurance policies shall not be cancelled and shall continue in full force and effect, (ii) the insurance carrier shall not, for any reason whatsoever, fail to renew such insurance policies, and (iii) no material change may be made in such insurance policies. In the event that Tenant shall fail to furnish any insurance coverage herein required to be procured by Tenant, or shall fail to pay any premium under such policies when due, Landlord, upon three
(3) days' written notice, at its sole option, shall have the right to pay such delinquent premium on behalf of Tenant, or obtain such required policy and pay the premium therefor for a period not exceeding one (1) year in each instance, and any premium so paid by Landlord shall be immediately payable by Tenant to Landlord as additional rent hereunder.

            12. Tenant's Waiver of Claims. Tenant covenants that no claim shall be made against Landlord by Tenant, or by any agent or servant of Tenant, or by others claiming the right to be in the premises or in said building through or under Tenant, for any injury, loss or damage to person or property occurring upon the premises from any cause other than the negligence of Landlord, and Tenant shall hold Landlord harmless therefrom.


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            13. Access to Premises.

                  (a) The Landlord reserves for itself and its representatives the right to enter upon the Demised Premises at all reasonable hours for the purpose of inspecting the same, making repairs, additions or alterations to the building in which the Demised Premises are located and exhibiting the Demised Premises to prospective tenants, purchasers or others. The exercise by Landlord of any of its rights under this paragraph shall not be deemed an eviction or disturbance of Tenant's use and possession of the Demised Premises.

                  (b) Landlord may, within six (6) months next preceding the expiration of the term, enter the premises, to place and maintain notices for letting, free from hindrance or control of Tenant, and to show the premises to prospective tenants thereof at times which will not unreasonably interfere with Tenant's business. If Tenant shall vacate the premises during the last month of the term of this Lease, Landlord shall have the unrestricted right to enter the same after Tenant's moving to commence preparations for the succeeding tenant or for any other purpose whatever, without affecting Tenant's obligation to pay rent for the full term.

            14. Mechanic's Lien. Tenant agrees not to permit any mechanic's, materialmen's or other liens to be fixed or placed against the Demised Premises or the building containing the Demised Premises and agrees to immediately discharge (either by payment or by filing of the necessary bond, or otherwise) any mechanic's, materialmen's or other lien which is fixed or placed against the Demised Premises or the building arising from any obligation allegedly owed by Tenant.

            15. Taking of Leased Premises. In the event of a taking of the whole or any part of the Leased Premises, so as to render the Leased Premises economically unsuitable for the permitted uses, the Tenant shall have the right to terminate this Lease upon written notice to the other party within forty (40) days after receiving knowledge of the taking. Should the Tenant elect to terminate this Lease, the Lease term shall cease as of the day the public authority takes physical possession of the Leased Premises. If, following a taking, this Lease shall continue in effect as to any portion of the Leased Premises, the Tenant's rent shall be reduced by the proportion which the floor area of the Leased Premises taken bears to the initial floor area of the Leased Premises. Any compensation award for any taking shall be the property of Landlord.

            16. Damage By Fire or Casualty. This Lease is made on condition that, if the premises or any part hereof, or the elevators, hallways, stairways or other approaches thereto, is damaged or destroyed by fire or other casualty from any cause, so as to render said premises and/or approaches unfit for the use and occupancy, a just and proportionate part of the rent, according to the nature and extent of the injury to said premises and/or approaches, shall be suspended or abated until said premises and have been put in as good condition for use and occupancy as at the time


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immediately prior to such damage or destruction. The Demised Property shall be expeditiously repaired by Tenant, unless, because of the substantial extent of the damage or destruction, Landlord and Tenant should decide not to allow for the repair or restoration of the premises or the building, in which event and at Landlord's and Tenant's option, Landlord and Tenant may terminate this lease forthwith, by giving each other a written notice of its intention to terminate within ninety (90) days after the date of the casualty. In such event, Tenant shall have no claim against Landlord for the value of any expired term of this Lease.

            17. Subordination. Tenant hereby covenants and agrees to subject and subordinate this Lease, upon request of Landlord, to any paramount lease, deed of trust or other financing method that may now or hereafter affect the leased premises, and to all renewals, modifications, consolidations, replacements and extension thereof. Landlord shall, however, use its best efforts to have included in any paramount lease, deed of trust or other financing arrangements to which this Lease is subordinated, a provision that such subordination shall not adversely affect the Tenant's right of use and occupancy hereunder so long as Tenant is not in default under any of the provisions hereof. To effect this subordination and in connection with such financing, Tenant agrees to execute promptly any certificate, assignment of rents or other documents that Landlord may request. Tenant shall, in the event of any foreclosure, attorn to the purchaser upon any such foreclosure and recognize such purchaser as the Landlord under this Lease.

            18. Assignment of Lease.

                  (a) Tenant will not assign, transfer, mortgage or otherwise encumber this Lease or sublet or rent (or permit occupancy or use of) the premises, or any part thereof, without obtaining the prior written consent of Landlord, any consent to be at Landlord's sole discretion and Landlord may unreasonably withhold its consent, nor shall any assignment or transfer of this or the right of occupancy hereunder be effectuated by operation of law or otherwise without the prior written consent of Landlord. If Tenant is a corporation or partnership, any transfer of a majority or controlling interest of Tenant's issued and outstanding capital stock or partnership interests shall be deemed an assignment under this Lease and shall require Landlord's prior written consent. The consent by Landlord to any assignment or subletting shall not be construed as a waiver or release of Tenant from the terms of any covenant or obligation under this Lease, nor shall the collection or acceptance of rent from any such assignee, subtenant or occupant constitute a waiver or release of Tenant of any covenant or obligation contained in this Lease, nor shall any such assignment or subletting be construed to relieve Tenant from obtaining the consent in writing of Landlord to any further assignment or subletting. In the event that Tenant defaults hereunder, Tenant hereby assigns to Landlord the rent due from any subtenant, assignee or any other occupant holding the premises or any portion thereof under the Tenant, and hereby authorizes each subtenant to pay said rent directly to Landlord.


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                  (b) Notwithstanding the above, the Tenant shall be able to sublet, without the Landlord's prior written consent, that portion of the Demised Premises that it presently sublets as of the Commencement Date of this Lease Agreement.

                  (c) Notwithstanding the above, the Tenant shall be able to assign this lease to a wholly owned subsidiary without the Landlord's consent as long as the subsidiary uses the Demised Premises for the same purpose and under the same trade name as the Tenant herein. The Tenant and the wholly owned subsidiary shall both then be fully liable for all obligations hereunder. Any further assignments or subleases will be subject to the restrictions in Paragraph 18(a) above.

            19. Remedies of Landlord.

                  (a) Landlord may terminate this lease upon ten (10) days' written notice to Tenant upon the happening of the any one or more of the following events or default: (i) the institution in a court of competent jurisdiction of proceedings for the reorganization, liquidation or involuntary dissolution of Tenant, or for its adjudication as a bankrupt or insolvent or for the appointment of a receiver of the property of Tenant, and if said proceedings are not then dismissed, and any receiver, trustee or liquidator appointed therein discharged, thirty (30) days after the institution of said proceedings;
(ii) the insolvency of the Tenant or the making by Tenant of an assignment or composition for the benefit of its creditors; (iii) the levying of a writ of execution or attachment on or against the property of Tenant; (iv) the taking of any action for the voluntary dissolution of Tenant or of its consolidation with or merger into another corporation; (v) the vacation or abandonment of the Demised Premises by Tenant; (vi) the failure of Tenant to pay any installment of rent, or any other payment, or charge herein provided for, when due; and (vii) the violation by Tenant of, or its failure to perform or threat to break, any covenant or agreement herein contained, if such continues after thirty (30) days' written notice from Landlord, or, if it cannot be cured within such thirty
(30) days, if the Tenant does not within such period commence to cure such violation, failure, or threat and thereafter diligently complete the same.

                  (b) Upon such termination of this Lease, Landlord may re-enter the leased premises with or without process of law, using such force as may be necessary, and remove all persons and chattels therefrom and Landlord shall not be liable for damages or otherwise by reason of re-entry or termination of this Lease nor shall such re-entry or termination waive, bar or any way prejudice any other remedies available to Landlord. Notwithstanding such termination, the liability of Tenant for the rent provided for herein shall not be extinguished for the balance of the term remaining after said termination, and Landlord shall be entitled to recover immediately as liquidated damages an amount equal to the rent for the said balance of the term.


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                  (c) In the event of any breach hereunder by Tenant, Landlord may immediately or at any time thereafter, without notice, cure such breach for the account and at the expense of Tenant. If Landlord at any time, by reason of such breach, is compelled to pay, or elects to pay any sum of money or do any act that will require the payment of any sum of money, or is compelled to incur any expense, including reasonable attorney's fees, in instituting or prosecuting any action or proceeding to enforce Landlord's rights hereunder, the sum or sums paid by Landlord, with interest thereon, at the rate of twenty percent (20%) per annum from the date of payment thereof, shall be deemed to be additional rent hereunder and shall be due from Tenant to Landlord on the first day of the month following the payment of such respective sums of expenses.

                  (d) When this Lease is terminated in accordance with this paragraph, Tenant will yield upon possession to Landlord on the date of termination, and failing so to do, will pay as liquidated damages for each day possession is withheld, an amount equal to double the amount of the daily base rent, computed on a thirty (30) day month basis.

                  (e) All rights and remedies of Landlord herein enumerated shall be cumulative and none shall exclude any other right or remedy allowed by law and said rights and remedies may be exercised and enforced concurrently and whenever and as often as occasion therefor arises. Any base rent, additional rent or other payment or charge herein provided for may be recovered by the Landlord from the Tenant by distress or action or by any legal process as may at the time be in operation and force in like cases relating to proceedings between landlords and tenants.

            20. Tenant Holding Over. If Tenant shall not immediately surrender the Demised Premises on the day after the end of the term hereby created, then Tenant shall, by virtue of this Agreement, become a tenant by the month at 125% of the rental agreed by said Tenant to be paid as aforesaid, commencing said monthly tenancy with the first day next after the end of the term above demised; and said Tenant as a monthly tenant, shall be subject to all of the conditions and covenants of this Lease as though the same had originally been a monthly tenancy. Each party hereto shall give to the other at least thirty (30) days' written notice to quit the Demised Premises, except in the event of non-payment of rent in advance or of the additional rents provided in which event Tenant shall not be entitled to any notice to quit, the usual thirty (30) days' notice to quit being expressly waived; provided, however, that in the event that Tenant shall hold over after the expiration of the term hereby created, and if Landlord shall desire to regain possession of said premises promptly at the expiration of the term aforesaid, then at any time prior to the acceptance of the rent by Landlord from Tenant, as monthly Tenant hereunder, Landlord, at its election or option, may re-enter and take possession of the Demised Premises forthwith, without process, or by any legal action or process in force in the State of Maryland.


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            21. Notices and Demands. Any notice or demand required or permitted under this Lease shall be in writing and shall be sent by registered or certified mail or hand delivered to Tenant at Nebraska Book Co., Inc., 6400 Cornhusker Highway, Lincoln, Nebraska 68501, Attention: Bruce Nevius, Treasurer, with a copy sent to the address of the Demised Premises, and any notices to Landlord shall be delivered to the address then fixed for the payment of rent, and either party may, by like notice at any time and from time to time, designate a different address to which notice shall be sent. Notices given in accordance with these provisions shall be deemed given when mailed.

            22. General.

                  (a) Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent or of partnership or of joint venture or of any association between Landlord and Tenant other than the relationship of landlord and tenant. The invalidity or unenforceability of any provision hereof shall not affect or impair any other provisions. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one tenant and to either corporations, associations, partnerships or individuals, males or females, shall in all instances be assumed as though in each case fully expressed. The laws of the State of Maryland shall govern the validity, performance and enforcement of this Lease. Time is of the essence with respect to each covenant, term and provision of this Lease.

                  (b) This Lease contains the entire agreement between the parties with respect to the subject matter hereof and each party acknowledges that it did not, in entering into this Lease, rely upon any representation or promises made by or on behalf of the other except as expressly set forth herein. No provision of this Lease shall be modified, waived or discharged other than by an instrument in writing signed by Tenant and Landlord.

                  (c) If Tenant enters into this Lease as a corporation, each of the persons executing this Lease on behalf of Tenant do hereby covenant and warrant that Tenant is a duly authorized and existing corporation, qualified to do business in Maryland and that the corporation has full right and authority to enter into this Lease.

                  (d) The Tenant and Landlord are aware that certain subleases presently exist with regard to the Demised Premises.

                  (e) Any cost of recording this lease, including all transfer taxes and costs in connection therewith, shall be at the expense of Tenant.

                  (f) The Landlord's predecessors in interest and the Tenant entered into a Lease Agreement on September 19, 1975 ("Old Lease Agreement") for the Demised Premises for a term of fifteen (15) years ending on October 30, 1990.

The Landlord and Tenant acknowledge that beginning on the Commencement Date herein (March 1, 1989), the Old Lease Agreement shall expire and this Lease Agreement shall govern the rights, obligations, terms and conditions between the parties. From the Commencement Date of this Lease Agreement the Tenant hereby forever releases the Landlord from any rights it may have under the Old Lease Agreement, and all obligations the Landlord may have under and pursuant to the Old Lease Agreement.

            23. Successors and Assigns. The terms, covenants and conditions hereof shall be binding upon, and inure to the successors in interest and assigns of the parties hereto.

            24. Quite Enjoyment. Landlord covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this Lease, and to the mortgages and deeds of trust hereinbefore mentioned.

            25. Waiver of Trial by Jury. Landlord and Tenant each agree to and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant and Tenant's use or occupancy of said premises and/or any claim of injury or damage, and any statutory remedy.

            IN WITNESS WHEREFORE, the parties hereto have executed this Lease on the day and year first above written.

WITNESS OR ATTEST:                   LANDLORD:

/s/ [signature illegible]       /s/ Robert J. Chaney
--------------------------      --------------------------------
                                ROBERT J. CHANEY


/s/ [signature illegible]       /s/ Mary Charlotte Chaney
--------------------------      --------------------------------
                                MARY CHARLOTTE CHANEY

/s/ [signature illegible]       /s/ Robert J. Chaney
--------------------------      --------------------------------
                                ROBERT J. CHANEY, as Trustee
                                under the Last Will and Testament
                                of James A. Chaney

                                TENANT:

                                NEBRASKA BOOK CO., INC.

/s/ Ardean A. Arndt    (SEAL)   By: /s/ George A. Lincoln       (SEAL)
-----------------------         --------------------------------
Secretary                                  President

STATE OF MARYLAND
COUNTY OF PRINCE GEORGE'S

            I, Kay B. Marchone, a Notary Public in and for the aforesaid state and county, do hereby certify that Robert J. Chaney and Mary Charlotte Chaney, the Landlord named in the foregoing and attached Lease, bearing date the 8th day of March, 1989, being personally known to me as the person(s) named as Landlord in the foregoing Lease, and acknowledged the same to be their act and deed and that they delivered the same as such.

            Given under my hand and notarial seal, this 8th day of March, 1989.

                                         /s/ Kay B. Marchone
                                         ------------------------------
                                                NOTARY PUBLIC

My Commission Expires: 7-1-1990

STATE OF NEBRASKA
COUNTY OF LANCASTER

            I, Robin S. Haney, a Notary Public in and for the aforesaid state and county, do hereby certify that George A. Lincoln the Tenant (the attorney-in-fact for the corporate Tenant) named in the foregoing and attached Lease, bearing date the 23rd day of February, 1989, being personally known to me as the person(s) named as Landlord in the foregoing Lease, and acknowledged the same to be their act and deed and that they delivered the same as such.

            Given under my hand and notarial seal, this 23rd day of February, 1989.

                                         /s/ Robin S. Haney
                                         ------------------------------
                                                NOTARY PUBLIC

My Commission Expires: 3-24-1991


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